BARK APPOINTS ANYA HAMILL AS CHIEF FINANCIAL OFFICER

Hamill Brings Over 20 Years of Financial Leadership Experience Across
Public Companies and Direct-to-Consumer CPG Brands

NEW YORK, July 28, 2026 – BARK, Inc. (“BARK” or the “Company”) (NYSE: BARK), a leading global omnichannel brand with a mission to make all dogs happy, today announced that Anya Hamill will join the Company as Chief Financial Officer, effective September 8, 2026.

Ms. Hamill possesses more than 20 years of strategic finance experience in public consumer packaged goods companies (“CPG”) and private equity-backed emerging companies, and brings expertise in the natural food and beverage space. She most recently served as CFO of Laird Superfood from 2022 to 2026 where she led the accounting and finance organization, including financial planning and analysis, SEC reporting, treasury, investor relations, capital markets and M&A and internal controls. During her tenure, she helped improve profitability and cash flow, led significant operational and financial transformation initiatives, strengthened financial reporting processes, and partnered closely with the executive leadership team and the board of directors on strategic initiatives, acquisitions, and capital allocation.

From 2018 to 2022, Ms. Hamill served as the CFO of Little Secrets Chocolates, where she oversaw finance, accounting, human resources, information technology, and legal functions. During her tenure, she led strategic planning, capital raising activities, secured debt financing, and helped scale the business while strengthening its financial infrastructure and operating processes.

Previously, Ms. Hamill held senior level financial leadership roles at other leading CPG companies, including at WhiteWave Foods, which became part of Danone North America. At WhiteWave, she helped support ambitious growth strategies for premium brands such as Silk and SoDelicious.

Ms. Hamill will report to BARK’s Co-Founder, Executive Chairman, and Chief Executive Officer, Matt Meeker.

“Anya is an important addition to our leadership team as we continue to scale our business and strengthen BARK’s position as the world’s most dog-centric company,” said Mr. Meeker. “Her experience driving business performance at public and private companies, combined with her deep familiarity with consumer packaged goods across digital and retail channels, will be exceptionally beneficial as we continue to grow and deliver value to all of our stockholders. We welcome Anya and her dog, Chachi, to BARK.”

Mr. Meeker added, “Brian Dostie, who has served as Interim Chief Financial Officer over the past year, will continue with the Company in his role as Vice President, Accounting and Controller. I want to thank Brian for his thoughtful leadership and meaningful contributions during this period. He has been, and will continue to be, a valuable partner to BARK.”

“As both a finance leader and a devoted dog person, I’m thrilled to join BARK,” said Ms. Hamill. “What drew me to the Company is its rare combination of a beloved brand, a deep data driven understanding of dogs and their people. I look forward to partnering with Matt and the team to build on BARK’s momentum, scale the business with discipline, and create lasting value for customers and stockholders.”

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward-Looking Statements
This press release contains forward-looking statements, including statements that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Actual results and outcomes could differ materially from any results or outcomes made or implied in such forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to, risks and information included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K for the year ended March 31, 2026, filed with the SEC on June 10, 2026, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements except as required by law.

Contacts

Investors:
investors@barkbox.com
Media:
press@barkbox.com